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                                                                      EXHIBIT 21


Private Media Group, Inc. Subsidiaries


Name of Subsidiary                          Place of Incorporation
------------------                          ----------------------
Cine Craft, Ltd.                            GIBRALTAR
Coldfair Holdings Limited                   CYPRUS
Fraserside Holdings Ltd.                    CYPRUS
Peach Entertainment Distribution AB         SWEDEN
Milcap Media Group S.L.                     SPAIN
Milcap Publishing Group Italy Srl           ITALY
Private Benelux B.V.                        THE NETHERLANDS
Private France SAS                          FRANCE
Private North America, Ltd.                 U.S. (California)